TERMINATION AGREEMENT


         This Termination Agreement is made as of December 12, 1997. The parties refer to that certain Consulting Agreement dated as of October 1, 1993 by and between Condor Ventures, Inc.("Condor") and a party defined as the "Company" and variously designated as "Vermont Pure Holdings, Inc." in the recitals to said Agreement, as "Vermont Pure Holdings, Ltd." in Section 14 thereof, and as "Vermont Pure Springs, Inc." on the signature line thereof (said Consulting Agreement, together with the letter from Timothy Fallon to Condor dated June 22, 1995 (the "1995 Letter") and any and all other amendments thereto, being hereinafter referred to as the "Consulting Agreement").

         The parties to the Consulting Agreement desire to terminate the Consulting Agreement and, accordingly, the parties are entering into this Termination Agreement as of the date first above written. This Termination Agreement may be executed and delivered by facsimile counterpart copies sent by telecopier to each party.

         1. Condor acknowledges and agrees that the proper designation of the "Company" in the Consulting Agreement is and at all times has been Vermont Pure Holdings, Ltd. ("Holdings"), and that there is no company affiliated with the Vermont Pure entities known as "Vermont Pure Holdings, Inc." However, in order to eliminate any uncertainty, Vermont Pure Springs, Inc. ("Springs"), the wholly-owned subsidiary of Holdings, has also agreed to execute this Agreement.

         2. Except as set forth in Section 4 of this Agreement, in consideration of the payment to Condor on or before December 31, 1997 by either Holdings or Springs of $41,905.00 (the "Final Payment"), Condor agrees that neither Holdings nor Springs shall have any further obligations to Condor under the Consulting Agreement, of any type or nature, and Holdings and Springs each agree that Condor shall not have any further obligations to either of them under the Consulting Agreement, of any type or nature.

         3. The Final Payment consists of $41,667.00 as a termination payment and $238.00 in billed but unpaid disbursements. The Final Payment shall be remitted by wire transfer as follows:

                  For the account of:                Condor Ventures, Inc.
                  Account Number:                    93607-15158
                  Bank:                              Fleet Bank
                                                     14 High Ridge Road
                                                     Stamford, CT 06905
                  ABA Number:                        011900571
                  Attention of:                      Paula Pyzik
                  Telephone:                         203-964-4833

307580.3
                                       -1-

         4. The parties agree that upon receipt of the Final Payment the Consulting Agreement shall thereupon be terminated, except as follows:

                  (a) Section 3.B., including without limitation paragraphs (i) through (vi) thereof, with respect to a stock option for the purchase of 125,000 shares of the capital stock of Holdings at an exercise price per share of $2.25 (the "Option") and with respect to certain related matters, shall survive and remain in full force and effect;

                  (b) Section 3.D., with respect to the reimbursement of out-of-pocket expenses incurred by Condor, shall survive, but only with respect to reasonable and necessary out-of-pocket expenses properly incurred by Condor through December 31, 1997 and actually billed to Holdings by January 31, 1998;

                  (c) Sections 6 and 7, with respect to Condor's obligations to maintain the confidentiality of certain information, to return certain materials to Holdings, and not to assert certain rights, shall survive; and

                  (d) Sections 8 through 15 shall survive in connection with the Option, except that

                           (x) Section 14 is amended to provide  that notices to
                  the Company shall be sent to Vermont Pure Holdings, Ltd., P.O. Box C, Route 66, Catamount Industrial Park, Randolph, Vermont 05060, attention: President; with a copy to Dean F. Hanley, Esq, Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109, and further amended to provide that notices sent otherwise than by registered or certified mail, return receipt requested, shall also be effective if actually received; and

                           (y) Section 15 is amended to provide  that the Option
                  shall be construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to conflicts of law.

         5. Condor shall return to Holdings all of the materials it is required to return to Holdings pursuant to Section 6.B. of the Consulting Agreement on or before January 16, 1998.




                        [The rest of this page is blank.]

307580.3
                                       -2-

         IN WITNESS WHEREOF, this Termination Agreement is executed as of the date first above written.

CONDOR VENTURES, INC.                       VERMONT PURE HOLDINGS, LTD.



By_/S/Adnan Durrani_____________            By_/S/Timothy Fallon________________
   Adnan  A. Durrani, President               Timothy G. Fallon


                                             VERMONT PURE SPRINGS, INC.



                                             By_/S/Timothy Fallon_______________
                                               Timothy G. Fallon





307580.3
                                       -3-